                                                                   EXHIBIT 10.15

                    STOCK SUBSCRIPTION AND PURCHASE AGREEMENT

                           DATED AS OF APRIL 23, 1998

                                     BETWEEN

                         FIREARMS TRAINING SYSTEMS, INC.

                                       AND

                       CENTRE CAPITAL INVESTORS II, L.P.,

                       CENTRE PARTNERS COINVESTMENT, L.P.,

                 CENTRE CAPITAL OFFSHORE INVESTORS II, L.P., AND

                  CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.

                    STOCK SUBSCRIPTION AND PURCHASE AGREEMENT

                  STOCK SUBSCRIPTION AND PURCHASE AGREEMENT (the "Agreement"), dated as of April 23, 1998, between Centre Capital Investors II, L.P., Centre Partners Coinvestment, L.P., Centre Capital Offshore Investors II, L.P., and Centre Capital Tax-exempt Investors II, L.P., as buyers (each a "Buyer" and, collectively, "Buyers") and Firearms Training Systems, Inc., a Delaware corporation, as seller ("Seller" or the "Company").

                             PRELIMINARY STATEMENTS

                  Buyers own beneficially and of record 10,594,060 shares of Class A Common Stock, par value $.000006 per share ("Class A Common Stock"), of the Company, with full voting rights. Centre Partners Management LLC and Centre Partners II, L.P., which are affiliates of the Buyers (referred to herein collectively with the Buyers as the "Centre Entities"), may be deemed to own beneficially 571,181 shares of Class A Common Stock as a result of the terms and provisions relating to voting rights contained in the Co-Investment Agreement. Buyers desire to reduce the voting power in the Company maintained by the Centre Entities such that the Centre Entities hold less than 50% of the total voting power associated with the Class A Common Stock.

                  Buyers desire to purchase from the Company, and the Company is willing to issue and sell to the Buyers, shares of the Class B Non-voting Common Stock, par value $.000006 per share ("Class B Common Stock"), of the Company in the amounts as set forth herein for consideration consisting of and in exchange for an equal number of shares of Class A Common Stock and on the terms and subject to the conditions set forth herein.

                  In connection with the issuance, sale and purchase of the shares of Class B Common Stock, the Buyers are willing to waive irrevocably and agree not to exercise any right to elect to convert the shares of Class B Common Stock held by Buyers to shares of Class A Common Stock if, as a result of such conversion, the Centre Entities would have the power to vote 50% or more of the outstanding shares of Class A Common Stock, unless concurrently with such conversion the shares of Class A Common Stock are transferred to an unaffiliated Person; and the Buyers are willing to grant to the Company the right not to recognize or carry out any such election to convert the shares of Class B Common Stock. The Buyers will retain rights and obligations pursuant to the Buyer Registration Rights Agreement in connection with the shares of Class B Common Stock or shares of Class A Common Stock into which such shares of Class B Common Stock can be converted.

                  NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Buyers and Seller agree as follows: 1. DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms.

                  "AGREEMENT" has the meaning set forth on the first paragraph.

                  "BUYER" has the meaning specified in the first paragraph of this Agreement.

                  "BUYER REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of July 31, 1996 between the Company and the Buyers, as amended, supplemented or otherwise modified from time to time.

                  "CENTRE ENTITIES" has the meaning specified in the Preliminary Statements.

                  "CLASS A COMMON STOCK" has the meaning specified in the Preliminary Statements.

                  "CLASS B COMMON STOCK" has the meaning specified in the Preliminary Statements. "CLOSING" has the meaning specified in Section 4.

                  "CLOSING DATE" has the meaning specified in Section 4.

                  "CO-INVESTMENT AGREEMENT" means the Co-Investment Agreement dated as of September 25, 1996 among the Buyers, Centre Partners II LLC, a Delaware limited liability company, Centre Partners Management LLC, a Delaware limited liability company, and certain other persons, related to the rights and restrictions of the parties thereto with respect to the shares of Class A Common Stock acquired from the Buyers by such persons, as amended, supplemented or otherwise modified from time to time.

                  "COMPANY" has the meaning specified in the Preliminary Statements.

                  "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

                  "PURCHASE PRICE" has the meaning specified in Section 3.

                  "SECURITIES ACT" has the meaning specified in Section 7(f).

                  "SELLER" has the meaning specified in the first paragraph of this Agreement.

1. INTERPRETATION. As used in this Agreement, the word "including" means without limitation, the word "or" is not exclusive and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein:
(i) to Sections and Exhibits mean the Sections of and the Exhibits attached to this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto. Titles to Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.

1. AGREEMENTS TO PURCHASE AND SELL CLASS B COMMON STOCK IN EXCHANGE FOR CLASS A COMMON STOCK. The Company hereby agrees to issue and sell to each Buyer on the basis of the representations and warranties contained in this Agreement, and each Buyer hereby severally subscribes for and agrees to purchase from the Company the number of shares of Class B Common Stock set forth next to its name on Schedule I hereto, with each Buyer acquiring such shares of Class B Common Stock for consideration consisting of and in exchange for one share of Class A Common Stock for each share of Class B Common Stock being purchased by such Buyer (such aggregate consideration being the "Purchase Price" with respect to such Buyer).

1. CLOSING DATE. The sale and purchase provided in this Agreement shall be consummated at a closing (the "Closing") to be held at 10:00 A.M., local time, on April 24, 1998, or such later date as may be agreed upon by Buyers and the Company, at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022, or at such other place or at such other time as shall be agreed upon by Buyers and the Company. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date." The failure of any Buyer to consummate the sale and purchase of such Buyer's shares shall not relieve any other Buyer or the Company (except as to such failed Buyer) of its or their obligations hereunder.

1.                PAYMENT OF PURCHASE PRICE; DELIVERIES AT CLOSING.

(a) Subject to fulfillment or waiver of the conditions set forth in Section 9, at or prior to the Closing, each Buyer shall deliver the shares of Class A Common Stock representing the Purchase Price and appropriate stock powers or a completed and executed Stock Assignment Separate from Certificate, in the form of Exhibit A hereto, with respect to the number of shares of Class A Common Stock constituting the Purchase Price, together with all documents required to be delivered pursuant to Section 10 of this Agreement.

(a) Subject to fulfillment or waiver of the conditions set forth in Section 10, the Company shall deliver to such Buyer (i) one or more certificates representing the shares of Class B Common Stock being purchased by such Buyer, registered in such name and issued in such denominations as set forth on Schedule I hereto or, if different, as the Buyer requests in writing not later than two business days prior to the Closing, and (ii) the documents required to be delivered pursuant to Section 9 of this Agreement.

1. REPRESENTATIONS AND WARRANTIES OF BUYERS. As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each Buyer individually represents and warrants as to itself to the Company:

(a) Each of Centre Capital Investors II, L.P., Centre Partners Coinvestment, L.P., and Centre Capital Tax-exempt Investors II, L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Centre Capital Offshore Investors II, L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of Bermuda.

(a) Each Buyer has all requisite partnership power and authority to execute, deliver and perform this Agreement and the Stock Assignment Separate From Certificate. This Agreement and the Stock Assignment Separate From Certificate have been duly authorized, executed and delivered by Buyer and are the legal, valid and binding obligations of Buyer enforceable in accordance with its terms.

(a) The execution and delivery of this Agreement and the Stock Assignment Separate From Certificate do not, and the consummation of the transactions contemplated herein will not, conflict with, or result in any violation of any material agreement or instrument, or any material term of any judgment, decree, order, statute, rule or governmental regulation applicable to Buyer, the violation of which would have any material adverse consequence on the ability of Buyer to perform its obligations hereunder, or result in the creation of any mortgage, lien, charge or encumbrance on the shares of Class A Common Stock being paid in consideration to the Company.

(a) Buyer is not required to obtain the consent, approval, or authorization of, or to make any declaration or filing with, any governmental authority as a condition precedent to the valid execution, delivery and performance of this Agreement or the Stock Assignment Separate From Certificate.

(a) Buyer is the owner of the shares of Class A Common Stock being paid as consideration for the shares of Class B Common Stock being purchased by such Buyer and will transfer such shares of Class A Common Stock to the Company free and clear of any liens, claims, charges, security interests or encumbrances, and has full power and authority to possess and to transfer such shares of Class A Common Stock in accordance with the terms and provisions of this Agreement.

(a) Neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated in this Agreement.

(a) The shares of Class B Common Stock are being acquired by Buyer for its own account for investment purposes, and with no present intention of selling or otherwise distributing the shares of Class B Common Stock within the meaning of the Securities Act of 1933, as amended (the "Securities Act") except pursuant to registration, or an applicable exemption from registration under the Securities Act. Buyer is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act and/or Buyer has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of investment in the Class B Common Stock, including the risks of owning non-voting shares. Buyer acknowledges that the shares of Class B Common Stock being acquired have not been registered under the Securities Act or any state securities laws, and are offered and sold pursuant to exemptions therefrom; and will contain a prominent legend with respect to the restrictions specified in this Section 6(g). Buyer acknowledges that in making the investment decision to purchase the shares of Class B Common Stock it is not relying on any representations, warranties or statements of the Company, other than the representations, warranties and statements of the Company contained in this Agreement. Buyer has been supplied with, or had access to, information to which a reasonably prudent investor would attach significance in making investment decisions sufficient to enable it to make its decision to purchase the shares of Class B Common Stock.

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As an inducement to Buyers to enter into this Agreement and to consummate the transactions contemplated herein, the Company hereby represents and warrants to
Buyers:

(a) The Company is duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized and approved by all necessary corporate action, and do not require any further authorization or consent of any other Person. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company enforceable in accordance with its terms.

(a) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated herein will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under the certificate of incorporation or bylaws of the Company, any material agreement or instrument, or any material term of any judgment, decree, order, statute, rule or governmental regulation applicable to the Company, the violation of which would have any material adverse consequence on the ability of the Company to perform its obligations hereunder or thereunder, or result in the creation of any mortgage, lien, charge or encumbrance on the shares of Class B Common Stock being sold by the Company.

(a) The Company is not required to obtain the consent, approval, or authorization of, or to make any declaration or filing with, any governmental authorization as a condition precedent to the valid execution, delivery and performance of this Agreement.

(a) The certificates representing the Class B Common Stock to be delivered under this Agreement are or will be in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to the Buyer against payment of the Purchase Price therefor in accordance with the provisions of this Agreement, the Class B Common Stock represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive rights or other rights to subscribe for or purchase securities.

(a) The Company acknowledges that the shares of Class B Common Stock acquired by the Buyers pursuant to this Agreement shall be subject to the Buyer Registration Rights Agreement.

1. EXPENSES; TRANSFER TAXES. The Company shall pay all costs and expenses incident to the negotiation and preparation of this Agreement. Except as set forth in the preceding sentence, each party hereto shall pay all costs and expenses incident to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants. The Company will pay all stock transfer or similar taxes, if any, in connection with the initial issuance of the shares of Class B Common Stock pursuant to this Agreement.

1. CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of each Buyer to purchase the shares of Class B Common Stock pursuant to this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following condition, which may be waived, in whole or in part, at the sole discretion of such Buyer:

         There shall have been no material breach by the Company in the performance of any of their covenants and agreements herein; each of the representations and warranties of the Company contained or referred to herein shall be true and correct on the Closing Date as though made on the Closing Date, except for changes resulting from any transaction expressly consented to in writing by Buyers.

1. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to sell the shares of Class B Common Stock to each Buyer pursuant to this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions, which may be waived, in whole or in part, at the sole discretion of the Company:

(a) There shall have been no material breach by such Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of such Buyer contained or referred to in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date, except for changes resulting from any transaction expressly consented to in writing by the Company.

(a) Buyer shall have executed and delivered or caused to be delivered the following to the documents:

(i) the Stock Assignment Separate from Certificate or stock powers related to the shares of Class A Common Stock constituting the Purchase Price;

(i) such additional supporting documents and certificates with respect to the transactions contemplated herein as the Company may reasonably request.

1.                IRREVOCABLE WAIVER OF CONVERSION RIGHTS.

(a) Buyers acknowledge that the Class B Common Stock has no voting rights, but in other respects is entitled to the same rights and powers as the Class A Common Stock, and pursuant to the Fourth Article of the Certificate of Incorporation of the Company, a holder of Class B Common Stock is entitled to convert at the holder's election and at any time any or all of such holder's Class B Common Stock into shares of Class A Common Stock at the rate of one share of Class B Common Stock for one share of Class A Common Stock.

(a) Notwithstanding the provisions of the Certificate of Incorporation of the Company establishing conversion rights with respect to the Class B Common Stock, the Company and the Buyers each severally agree as follows:

(i) the Buyers will not exercise, and hereby waive irrevocably, any right to elect to convert shares of Class B Common Stock issued and sold pursuant to this Agreement to shares of Class A Common Stock if, as a result of such conversion, the Centre Entities would hold, of record or beneficially with power to vote, more than 50% of the shares of Class A Common Stock outstanding immediately following such conversion, unless concurrently with such conversion the shares of Class A Common Stock are transferred to an unaffiliated Person;

(i) the Company shall be entitled to refuse to honor and carry out an election to convert shares of Class B Common Stock in violation of clause (i) above; and

(i) the limitations on the conversion of the Class B Common Stock issued and sold pursuant to this Agreement shall apply only so long as the shares of Class B Common Stock are owned by any of the Centre Entities and do not apply to a conversion exercised in connection with a sale or transfer of shares of Class B Common Stock by the Buyers to a Person that is not an affiliate of the Centre Entities.

1.                TERMINATION.

(a) Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

(i) by the mutual consent of any Buyer as to such Buyer and the Company;

(i) by any Buyer as to such Buyer or by the Company if the Closing shall not have occurred as to such Buyer on or before April 30, 1998 (or such later date as may be mutually agreed to by such Buyer and the Company);

(i) by any Buyer as to such Buyer in the event of any material breach by the Company of any of the Company's agreements, representations or warranties contained herein; or

(i) by the Company in the event of any material breach by any Buyer as to such Buyer of any of such Buyer's agreements, representations or warranties contained herein.

(a) Any party desiring to terminate this Agreement pursuant to this Section 12 shall give notice of such termination to the each other party to this Agreement.

(a) In the event that this Agreement shall be terminated pursuant to this Section 12 all further obligations of the parties under this Agreement shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

1. SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants, agreements and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

1. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally, (ii) if transmitted by Fax when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:

                  If to a Buyer, to:

                  Centre Partners Management LLC
                  30 Rockefeller Plaza
                  New York, New York 10020
                  Attention:  Scott Perekslis
                  Facsimile No: 212-332-5801

                  If to the Company, to:

                  Firearms Training Systems, Inc.
                  7340 McGinnis Ferry Road
                  Suwanee, Georgia  30174
                  Attention:  President
                  Facsimile No:  770-813-0741

or to such other address as such party may indicate by a notice delivered to the other party hereto.

1. SUCCESSORS AND ASSIGNS. The rights of the Buyers under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and permitted assigns any right, remedy or claim under or by reason of this Agreement.

1. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

1. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

2. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

1. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the Company and each of the Buyers.

1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

1. SUBMISSION TO JURISDICTION. The Company and Buyers hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in the city and county of New York and waive any and all objections to jurisdiction that they may have under the laws of the State of New York or the United States and any claim or objection that any such court is an inconvenient forum.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                     BUYERS

                                        CENTRE CAPITAL INVESTORS
                                     II L.P.,

                                        CENTRE CAPITAL OFFSHORE INVESTORS
                                     II, L.P.

                                        CENTRE CAPITAL TAX-EXEMPT
                                     INVESTORS II, L.P.

           by: Centre Partners II, L.P. as general partner of such partnerships by: Centre Partners Management LLC, attorney-in-fact

                                     by: /s/ Jonathan H. Kagan
                                         --------------------------------
                                             Jonathan H. Kagan
                                             Managing Director

                                        CENTRE PARTNERS
                                     COINVESTMENT,  L.P.

                         by: Centre Partners II LLC, as general partner

                                     by: /s/ Jonathan H. Kagan
                                         --------------------------------
                                             Jonathan H. Kagan
                                             Managing Director

                                     SELLER

                         FIREARMS TRAINING SYSTEMS, INC.

                           by:  /s/ Peter A. Marino
                                --------------------------------
                                Name:  Peter A. Marino
                                Title: President and CEO

                                   SCHEDULE I

Buyer                                                         Number of Shares
-----                                                         ----------------
CENTRE CAPITAL INVESTORS II, L.P.,                                1,162,360

CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.                          230,322

CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.                        129,942

CENTRE PARTNERS COINVESTMENT, L.P.                                  171,945